EXHIBIT 31(b)

Universal Forest Products, Inc.

Certification

I, Michael R. Cole, certify that:

1.	I have reviewed this report on Form 10-K/A of Universal Forest Products, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2015	/s/ Michael R. Cole
Michael R. Cole
Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer

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